Exhibit 99.01

Information Relating to Item 14 - Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of 2,875,000 shares of common stock of SCANA Corporation registered pursuant to Registration Statement on Form S-3 (File No. 333-145208) filed on August 7, 2007, other than underwriting compensation, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission filing fee	$4,011
Printing and Delivery Expense	50,000
Blue Sky and Legal fees	200,000
Accounting services	90,000
Miscellaneous	5,989
Total	$350,000